Exhibit 99.1

Zoës Kitchen Announces First Quarter 2016 Results

PLANO, TX - (BUSINESS WIRE) - May 31, 2016 - Zoe's Kitchen, Inc. ("Zoës Kitchen" or the "Company") (NYSE: ZOES) today reported financial results for the sixteen weeks ended April 18, 2016.

Highlights for the sixteen weeks ended April 18, 2016, as compared to the sixteen weeks ended April 20, 2015:

•	Total revenue increased 27.6% to $80.4 million.

•	Comparable restaurant sales increased 8.1%.

•	11 new Company-owned restaurants opened.

•	Restaurant contribution increased 29.4% to $17.7 million, or 22.0% of restaurant sales.

•	Adjusted EBITDA* increased 28.3% to $8.3 million.

•	Net income was $1.4 million, or $0.07 per basic and diluted share, compared to net income of $0.7 million, or $0.04 per basic and diluted share.

•	Adjusted net income* was $1.1 million, or $0.06 per diluted share, compared to adjusted net income of $0.6 million or $0.03 per diluted share.

(*) EBITDA, adjusted EBITDA, and adjusted net income are non-GAAP measures. For reconciliations of EBITDA, adjusted EBITDA and adjusted net income to GAAP net income and why the Company considers them useful, see the reconciliation of non-GAAP measures accompanying this release.

“I am proud of the results our team delivered in the first quarter.  We remain focused on key growth strategies which have amplified our position as a leader in Mediterranean cuisine.   Our menu additions have been well received by our guests, giving them new reasons to Live Mediterranean.  Our successful openings in the first quarter, including our new Denver and Kansas City markets, bolster my confidence that guests in all geographies desire the quality and convenience Zoës Kitchen offers.  We are on pace to deliver on our 2016 development objective of 34 to 36 new locations,” said Kevin Miles, President and CEO of Zoës Kitchen.

Miles added, “By incorporating our first quarter performance in our full year outlook, we are raising our 2016 revenue expectations, and we look forward to our continued success.”

First Quarter 2016 Financial Results
Total revenue, which includes restaurant sales from Company-owned restaurants and royalty fees, increased 27.6% to $80.4 million in the sixteen weeks ended April 18, 2016, from $63.0 million in the sixteen weeks ended April 20, 2015. Restaurant sales for the sixteen weeks ended April 18, 2016 were $80.3 million, an increase of 27.6% from $62.9 million in the sixteen weeks ended April 20, 2015.

Comparable restaurant sales increased 8.1% during the sixteen weeks ended April 18, 2016, consisting of a 6.0% increase in transactions and product mix combined with a 2.1% increase in price. The comparable restaurant base includes those restaurants open for 18 full periods or longer and included 126 restaurants as of April 18, 2016.

Restaurant contribution increased 29.4% to $17.7 million in the sixteen weeks ended April 18, 2016, from $13.7 million in the sixteen weeks ended April 20, 2015. As a percentage of restaurant sales, restaurant contribution margin increased 30 basis points to 22.0% as the Company benefited from lower commodity prices, primarily in poultry, and renegotiations of major paper and produce contracts in late 2015, which were partially offset by increases in labor and store operating expenses. The increase in labor was driven primarily by hourly wage rate inflation and higher employee benefits costs. The increase in store operating expenses was driven by the dilutive effect on margins from our newest restaurants, which, on average, initially operate at less than system-wide average sales volumes.

Net income for the sixteen weeks ended April 18, 2016 was $1.4 million, or $0.07 per diluted share, compared to net income of $0.7 million, or $0.04 per diluted share, for the sixteen weeks ended April 20, 2015. Adjusted net income was $1.1 million, or

$0.06 per diluted share, for the sixteen weeks ended April 18, 2016, compared to adjusted net income of $0.6 million, or $0.03 per diluted share, for the sixteen weeks ended April 20, 2015.

Development
The Company opened 11 new Company-owned restaurants during the sixteen weeks ended April 18, 2016. As of April 18, 2016, there were 174 Company-owned restaurants and three franchised restaurants. As of May 31, 2016, the Company has opened five additional restaurants, bringing the total restaurant count to 182. Additionally, we reopened the restaurant in Columbia, South Carolina that was closed in the third quarter of last year after damage from Hurricane Joaquin.

FY 2016 Outlook
For the fiscal year ending December 26, 2016, the Company is updating its outlook and currently expects the following:

•	Total revenue between $277.0 million and $281.0 million (previously $275.0 million and $280.0 million).

•	Comparable restaurant sales growth of 4.5% to 6.0% (previously 4.0% to 5.5%).

•	34 to 36 Company-owned restaurant openings.

•	Restaurant contribution margin between 20.5% and 21.0% (previously 20.3% and 20.8%).

•	General and administrative expenses between 11.5% and 11.7% of total revenue, inclusive of $2.3 million of non-cash equity based compensation expense (previously 11.6% and 11.8%).

Earnings Conference Call
As previously announced, the Company will host a conference call to discuss its first quarter 2016 financial results today at 4:30 PM Eastern Time. Hosting the conference call will be Kevin Miles, President and Chief Executive Officer, and Sunil Doshi, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available afterwards and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13637446. The replay will be available until Tuesday, June 7, 2016.

The conference call will also be webcast live from the Company’s corporate website at www.zoeskitchen.com under the investor relations section. An archive of the webcast will also be available through the corporate website shortly after the conference call has concluded.

Definitions
The following definitions apply to these terms as used throughout this release:

Comparable restaurant sales represent the change in period-over-period sales comparisons for the comparable Company-owned restaurant base. A restaurant becomes comparable in its 18th full fiscal period of operation. The Company presents comparable restaurant sales on a fiscal calendar basis.  As a result, our comparable restaurant sales calculation may not correspond exactly to the related calendar periods.

Restaurant contribution is defined as restaurant sales less restaurant operating costs, which are cost of sales, labor, and store operating expenses. Restaurant contribution margin is restaurant contribution as a percentage of restaurant sales.

EBITDA, a non-GAAP measure, is defined as net income before interest, income taxes and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus asset disposals and pre-opening costs.

Adjusted net income, a non-GAAP measure, is defined as net income plus the provision for income taxes; less an estimated tax rate of 38%.

Our first fiscal quarter consists of sixteen weeks and each of our second, third and fourth fiscal quarters consists of twelve weeks, except for a fifty-three week year when the fourth quarter has thirteen weeks.

About Zoës Kitchen
Founded in 1995, Zoës Kitchen is a fast casual restaurant concept serving a distinct menu of fresh, wholesome, Mediterranean-inspired dishes delivered with Southern hospitality. With 182 locations in 19 states across the United States, Zoës Kitchen aims to deliver goodness to its guests by providing simple, tasty and fresh Mediterranean meals, inspired by family recipes, and made from scratch daily.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.zoeskitchen.com or upon request from Zoës Kitchen.

We caution you that the important factors referenced in our SEC filings may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement its unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, and adjusted net income (loss) (collectively, the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Sixteen Weeks Ended
	April 18, 2016	April 20, 2015
Revenue:
Restaurant sales	$80,348	$62,949
Royalty fees	63	59
Total revenue	80,411	63,008
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	23,989	19,674
Labor	23,299	17,819
Store operating expenses	15,373	11,787
General and administrative expenses	9,445	7,242
Depreciation	3,992	3,192
Amortization	500	512
Pre-opening costs	740	848
Loss from disposal of equipment	237	47
Total operating expenses	77,575	61,121
Income from operations	2,836	1,887
Other income and expenses:
Interest expense, net	1,122	971
Other income	(27)	(10)
Total other income and expenses	1,095	961
Income before provision for income taxes	1,741	926
Provision for income taxes	345	234
Net income	$1,396	$692

Earnings per share:
Basic	$0.07	$0.04
Diluted	$0.07	$0.04
Weighted average shares of common stock outstanding:
Basic	19,395,815	19,296,710
Diluted	19,568,815	19,519,675

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
Margin Analysis

The following table sets forth the percentage relationship to total revenue, except where otherwise indicated, for certain items included in the Company's condensed consolidated statements of operations for the period indicated. The percentages set forth below may not reconcile due to rounding of amounts stated:

	Sixteen Weeks Ended
	April 18, 2016	April 20, 2015
Revenue:
Restaurant sales	99.9%	99.9%
Royalty fees	0.1%	0.1%
Total revenue	100.0%	100.0%
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization) (1):
Cost of sales	29.9%	31.3%
Labor	29.0%	28.3%
Store operating expenses	19.1%	18.7%
General and administrative expenses	11.7%	11.5%
Depreciation	5.0%	5.1%
Amortization	0.6%	0.8%
Pre-opening costs	0.9%	1.3%
Loss from disposal of equipment	0.3%	0.1%
Total operating expenses	96.5%	97.0%
Income from operations	3.5%	3.0%
Other income and expenses:
Interest expense, net	1.4%	1.5%
Other income	(0.0)%	(0.0)%
Total other income and expenses	1.4%	1.5%
Income before provision for income taxes	2.2%	1.5%
Provision for income taxes	0.4%	0.4%
Net income	1.7%	1.1%

(1) As a percentage of restaurant sales.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Condensed Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant count data)

	As of
	April 18, 2016	December 28, 2015
Selected Balance Sheet Data:
Cash and cash equivalents	$20,614	$19,131
Total assets	207,026	197,994
Total debt (1)	27,273	28,653
Total liabilities	79,491	73,038
Total stockholders' equity	127,535	124,956

(1) Includes $27.1 million and $28.4 million of deemed landlord financing as of April 18, 2016 and December 28, 2015, respectively.

	Quarter Ended
	April 18, 2016	December 28, 2015	October 5, 2015	July 13, 2015	April 20, 2015
Selected Operating Data:
Company-owned restaurants at end of period	174	163	158	148	141
Franchise-owned restaurants at end of period	3	3	3	3	3
Company-owned:
Comparable restaurant sales	8.1%	7.7%	4.5%	5.6%	7.7%
Units in the comparable base	126	116	112	105	94

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income to Adjusted EBITDA (non-GAAP presentation)
(in thousands)

	Sixteen Weeks Ended
	April 18, 2016	April 20, 2015

	(Dollars in thousands)
Adjusted EBITDA:
Net income, as reported	$1,396	$692
Depreciation and amortization	4,492	3,704
Interest expense, net	1,122	971
Provision for income taxes	345	234
EBITDA	7,355	5,601
Asset disposals(1)	237	47
Pre-opening costs(2)	740	848
Adjusted EBITDA(3)	$8,332	$6,496

(1) Represents costs related to loss on disposal of equipment.
(2) Represents expenses directly associated with the opening of new restaurants that are incurred prior to opening, including pre-opening rent.
(3) Amounts previously disclosed for 2015 included $305,000 of non-cash equity-based compensation expense.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income to Adjusted Net Income (non-GAAP presentation)
(in thousands, except share and per share data)

	Sixteen Weeks Ended
	April 18, 2016	April 20, 2015

Adjusted net income:
Net income, as reported	$1,396	$692
Provision for income taxes (1)	345	234
Pre-tax Adjusted net income	1,741	926
Estimated tax provision (1)	662	352
Adjusted net income (2)	$1,079	$574

Adjusted net income per share:
Basic	$0.06	$0.03
Diluted	$0.06	$0.03
Weighted average shares of common stock outstanding:
Basic	19,395,815	19,296,710
Diluted	19,568,815	19,519,675

(1) For comparability, the provision for income taxes is added back to arrive at pre-tax adjusted net income; then, an estimated 38% tax rate is applied to arrive at adjusted net income.
(2) Amounts previously disclosed for 2015 included $305,000 of non-cash equity-based compensation expense.